STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                               ARTICLES OF MERGER
                                OR SHARE EXCHANGE

         Pursuant to ss.33-11-105 of he 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

1. The name of the surviving or acquiring corporation is Premier Express Claims, Inc.

2. Attached hereto and made a part hereof is a copy of the Plan of Merger or Share Exchange (see ss.ss.33-11-101 (merger) 33-11-102 (share exchange), 33-110104 (merger of subsidiary into parent) 33-11-107 (merger or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries).

3. Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction.

         (a)      Name of the corporation   Premier Express Claims, Inc.
         Complete either (1) or (2), whichever is applicable:

          (1) ___ Shareholder Approval of the merger or stock exchange was not required (Seess.ss.33-11-103(h), 33-11-104(a), and 33-11-108(a)).

          (2) X The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

          Number of       Number of     Number of Votes   Number of Undisputed*
Voting   Outstanding    Votes Entitled   Represented at        Shares Voted
 Group     Shares         to be Cast      the meeting   For              Against
------    ----------    -------------      --------     -------         --------

Common     1,000           1,000            1,000        1,000             -0-


         (b) Name of the corporation EAUTOCLAIMS.COM ACQUISITION CORPORATION Complete either (1) or (2), whichever is applicable:

          (1) ___ Shareholder approval of the merger or stock exchange was not required (Seess.ss.33-11-103(h), 33-11-104(a), and 33-11-108(a)).

          (2) X The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

          Number of       Number of     Number of Votes   Number of Undisputed*
Voting   Outstanding    Votes Entitled   Represented at        Shares Voted
 Group     Shares         to be Cast      the meeting   For              Against
------    ----------    -------------      --------     -------         --------

Common     1,000           1,000            1,000        1,000             -0-


*NOTE: Pursuant to the Section on 33-11-105(a)(3)(11), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


         (c) Name of the corporation N/A Complete either (1) or (2), whichever is applicable:

          (1) ___ Shareholder approval of the merger or stock exchange was not required (Seess.ss.33-11-103(h), 33-11-104(a), and 33-11-108(a)).

          (2) ___ The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

          Number of       Number of     Number of Votes   Number of Undisputed*
Voting   Outstanding    Votes Entitled   Represented at        Shares Voted
 Group     Shares         to be Cast      the meeting   For              Against
------    ----------    -------------      --------     -------         --------


4. Unless a delayed date is specified, the effective date of this document shall
be  the  date  it  accepted   for  filing  by  the   Secretary   of  State  (See
ss.ss.33-1-230(b)): N/A

Date:    6-27-00                PREMIER EXPRESS CLAIMS, INC.
                                ----------------------------
                                (Name of the Surviving or Acquiring Corporation)

                                By:______________________________
                                     (Signature and Office)

                                ---------------------------------
                                 (Type or Print Name and Office)


                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. Filing fee payable to the Secretary of State at the time of filing of this document.

                                    Filing Fee                      $ 10.00
                                    Filing Tax                      $100.00

3. TWO COPIES OF THE PLAN OF MERGER OR SHARE EXCHANGE MUST BE FILED WITH THIS FORM AS AN ATTACHMENT





*NOTE: Pursuant to the Section on 33-11-105(a)(3)(11), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.